Exhibit 10.1

Société Générale

1221 Avenue of the Americas

New York, New York 10020

May 29, 2007

Panda Hereford Ethanol, L.P.

4100 Spring Valley Road

Suite 1001

Dallas, Texas 75244

Attention: General Counsel

Re:	30-Day Limited Waiver of Certain Conditions Precedent to
Funding Date and Certain Construction Draw Conditions to
Withdrawals from Construction Accounts

Ladies and Gentlemen:

We refer to the Financing Agreement, dated July 28, 2006 (the “Financing Agreement”), by and among Panda Hereford Ethanol, L.P. (“Borrower”), the Agents, the Lenders from time to time party thereto, the LC Fronting Bank and the Lead Arranger and to the Depositary and Disbursement Agreement, dated July 28, 2006 (the “Disbursement Agreement”), by and among Borrower, Société Générale, as Administrative Agent (the “Administrative Agent”) and Société Générale, as Disbursement Agent (the “Disbursement Agent”). Capitalized terms used and not otherwise defined in this letter have the meanings given them in the Financing Agreement.

Pursuant to Section 3.5(g) of the Financing Agreement, the obligation of the Lenders to make Loans on any Funding Date is conditioned upon the receipt by the Administrative Agent of a certificate of the Engineer certifying (i) that the progress of construction of the Project is substantially in accordance with the Construction and Draw Schedule and in conformity and compliance with the Construction Budget and the Construction Contracts, (ii) the Project is reasonably expected to achieve Substantial Completion by January 16, 2008, (iii) the Project is reasonably expected to achieve Final Acceptance by June 13, 2008, and (iv) Borrower has sufficient funds necessary to achieve Completion. While the Administrative Agent has received a certificate of the Engineer including the certifications set forth in (iii) and (iv) above with respect to the upcoming Funding Date, Engineer has not delivered the certifications in (i) and (ii) above.

Sections 1.2(c)(i) and 3.3 of the Disbursement Agreement require that, prior to making any withdrawal from the Construction Accounts, Borrower must deliver a Construction Draw Request and, in the case of any Funding Date other than the first Funding Date, the Engineer’s certificate required by Section 3.5(g) of the Financing Agreement and discussed in the preceding paragraph. The Construction Draw Request is required to certify, inter alia, (i) that the progress of construction of the Project is substantially in accordance with the Construction and Draw Schedule and in conformity and compliance with the Construction Budget, the Plans and Specifications and the Construction Contracts, and (ii) the Project is reasonably expected to achieve Substantial Completion by January 16, 2008. In a request by Borrower dated May 22, 2007 (“Borrower’s Request”), Borrower has requested that the Administrative Agent grant a limited waiver of these certifications from the Construction Draw Request #11.

Borrower will be required to deliver by June 25, 2007 a revised Construction and Draw Schedule and Construction Budget, including a critical path analysis, and a revised Substantial Completion date, each of which shall be satisfactory to the Administrative Agent in consultation with the Engineer. Prior to the next Funding Date and before any withdrawal from the Construction Accounts may be made by Borrower, a certificate of the Engineer in the form required by Section 3.5(g) of the Financing Agreement, including all required certifications, and a Construction Draw Request in the form required by the Disbursement Agreement, including all required certifications, shall be delivered to the Administrative Agent.

In anticipation of such, the Administrative Agent hereby grants a 30-day limited waiver of the departures from the Financing Agreement’s requirements relating to the Engineer’s certificate discussed herein, and the Administrative Agent and the Disbursement Agent each hereby grants a 30-day limited waiver of the departures from the Disbursement Agreement’s requested in Borrower’s Request. With respect to these waivers, the Administrative Agent has obtained the consent of the Majority Lenders, as required pursuant to Section 8.5 of the Financing Agreement.

This letter will be a Financing Document for all purposes of the Financing Agreement.

[Signatures follow on next page.]

Very truly yours,

SOCIÉTÉ GÉNÉRALE, as the Administrative Agent

By	/s/ Edward J. Grimm
Name:	Edward J. Grimm
Title:	Director

SOCIÉTÉ GÉNÉRALE, as the Disbursement Agent

By	/s/ Edward J. Grimm
Name:	Edward J. Grimm
Title:	Director

ACKNOWLEDGED AND AGREED:

PANDA HEREFORD ETHANOL, L.P., By: PHE I LLC, its sole general partner

By	/s/ Michael A. Trentel
Name:	Michael A. Trentel
Title:	CFO

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